Exhibit 2.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT OF 1934.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of December 15, 2011 by and between TopoTarget A/S, a corporation organized and existing under the laws of Denmark (“Seller”), TopoTarget USA, Inc., a Delaware corporation (the “Company”), and Apricus Biosciences, Inc., a Nevada corporation (“Buyer”).

WHEREAS, Seller owns all of the issued and outstanding capital stock of the Company, consisting of ten (10) shares of common stock (the “Stock”);

WHEREAS, Seller and the Company are engaged in the Business;

WHEREAS, prior to the Closing (as defined below) the transfer of the assets set forth on Exhibit A of this Agreement (collectively, the “Pre-Closing Transferred Assets”) from the Seller to the Company (the “Pre-Closing Transfer”) will have occurred and the Seller and the Company shall have entered into the License Agreement; and

WHEREAS, Buyer wishes to buy the Stock and to engage in the Business and other business in the Territory as described below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1.         Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounts Receivable” means all accounts receivable of the Company.

“Action” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means, with respect to any Person, each and any of the following to the extent applicable to such Person: federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, rule, regulation, statute or treaty, in each of the foregoing cases, as amended or may be amended.

“Applicable Payment Amounts” means the Initial Payment Amount, the Released Holdback Amount, the Net Working Capital Amount, the FDA Milestone Amount, the Primary COGS Amount, the Secondary COGS Amount and the Make-Whole Amount.

“Applicable Trading Price” means the average of the closing prices of Buyer’s common stock on the Nasdaq Capital Market for the ten trading days from the fifteenth trading day to the sixth trading day before the applicable Issuance Date.

“Business” means the business of making, having made, using, having used, distributing, having distributed, marketing, having marketed, offering to sell, selling, having sold, importing, and having imported the US Product in the Territory.

“Business Day” means Monday through Friday, excluding any day of the year on which banks are required or authorized to close in the State of New York.

“Buyer Common Shares” means the common stock $0.001 par value per share of Buyer.

“Buyer Shares” means the Initial Shares, the Released Holdback Shares, the Net Working Capital Shares, the Uman Milestone Shares, the FDA Milestone Shares, the Primary COGS Milestone Shares, the Secondary COGS Milestone Shares and the Make-Whole Shares.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and the other Transaction Documents.

“Contract” means any legally binding agreement, contract, or undertaking.

“Control” or “Controlled” means, with respect to any Intellectual Property, the possession (whether by ownership or license) of the ability to grant access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any third Party existing at the applicable time or creating or accelerating any obligation to pay any amount to any third party at any applicable time.

“Employee Benefit Plan” means each benefit plan, practice, or other arrangement providing for compensation, deferred compensation, retirement, profit sharing, savings, pension, bonus, incentive, severance, termination pay, performance awards, stock or stock related awards, phantom equity, health insurance, life insurance, disability, fringe benefits or other employee benefits of any kind whatsoever.

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“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including both indoor and outdoor air), plant and animal life and any other environmental medium or natural resource.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, directives or orders (including common law) relating to protection of the environment, human health and safety or Hazardous Substances.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is treated as a single employer with the Company under Section 4001(b) of ERISA or Code Sections 414(b), (c), (m) or (o).

“FDA” means the U.S. Food and Drug Administration.

“FDA Manufacturing Approval” means the receipt of approval from the FDA by the recipient of the Technology Transfer regarding the manufacture of Totect.

“Finished Goods” means the Product labeled and ready for distribution and sale to end-users in the Territory provided.

“Governing Documents” means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if another type of Person, any charter, operating or partnership agreement or similar document adopted or filed in connection with the creation, formation or organization of the Person; and (c) any amendment or supplement to any of the foregoing.

“Governmental Entity” means any court, arbitrational tribunal, administrative agency or commission or other governmental, quasi-governmental or regulatory authority, agency or instrumentality.

“Hazardous Material” shall mean any toxic substance or waste, pollutant, hazardous substance or waste, contaminant, special waste, petroleum, any fraction of petroleum, any petroleum-derivative, or any toxic or hazardous constituent or any such substance or waste, including, without limitation, any substance regulated under or defined by Environmental Laws.

“IFRS” means the International Financial Reporting Standards.

“Indebtedness” of any Person means, all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, and all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments.

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“Intellectual Property” means, collectively: (a) inventions and discoveries (whether or not patentable and whether or not reduced to practice), improvements thereto, and Patents; (b) trade names, trade dress, trademarks, service marks, assumed names, business names, product names, slogans, logos, internet domain names and URLs, including any common law rights, all registrations and applications therefor, toll free numbers and the goodwill associated with all of the foregoing, worldwide; (c) copyrightable works, including, but not limited to, all product inserts, advertising, labeling and packaging, all rights in copyrights, including copyrights, and other rights of authorship and exploitation (including those in computer software), and all registrations, applications and renewals in connection therewith; (d) trade secrets and confidential business and technical information; (e) websites and webpages and related items, and all intellectual property and proprietary rights incorporated therein; and (f) other intellectual property and proprietary rights, including rights of publicity, privacy, moral rights and rights of attribution.

“Intellectual Property Agreements” shall have the meaning set forth in Section 4.13(a)(iii).

“Inventory” means any and all inventories of the Business, wherever located, including all Product and Finished Goods, components, work-in-process, and raw materials to be used or consumed by the Company in the production of Finished Goods.

“IRS” means the U.S. Internal Revenue Service and, to the extent relevant, the U.S. Department of the Treasury.

“Issuance Date” means the actual date of issuance of the Initial Shares, the Net Working Capital Shares, the Released Holdback Shares, the Uman Milestone Shares, the FDA Milestone Shares, the Primary COGS Milestone Shares, the Secondary COGS Milestone Shares, and the Make-Whole Shares, as applicable.

“Kit of Product” means a kit containing 10 vials of Totect® or Savene® (dexrazoxane for injection) 500 mg and 10 vials of 50 mL diluent.

“Knowledge of Seller” and any other phrases of similar import means the actual knowledge of the persons set forth on Exhibit B.

“Licensed Product Intellectual Property” means the Licensed Product Know-How, Licensed Product Trade Dress and the Licensed Trademarks.

“Licensed Product Know-How” means any and all information, ideas, inventions, data, files, plans, operating records, instructions, processes, formulas, formulation information, manufacturing technology, validations, package specifications, chemical specifications, chemical and finished goods analytical test methods, stability data, all clinical data, product specifications, information and inserts, information with respect to expert opinion, drawings, formulae, reports and information (whether or not patented or patentable), technology, techniques, and other Intellectual Property (excluding Patents and Trademarks), including all clinical, non-clinical, safety and adverse event report data and databases and manufacturing know-how related to or reasonably necessary to make and have made the Product throughout the world for use, sale and distribution in the Territory, and use, have used, offer to sell, sell, have sold, imported and have imported the Product in the Territory, that as of Closing are owned or Controlled by Seller or any of its Affiliates and used by Seller and Company in the Business, provided that “Licensed Product Know-How” excludes (x) any Intellectual Property that are licenses for commercial “off-the-shelf” or “shrink-wrap” software, and (y) administrative, finance and other infrastructure and back office information technology systems, networks and software.

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“Licensed Product Trade Dress” means the trade dress, if any, of the Product, excluding any Licensed Trademarks.

“Licensed Trademarks” means the “TOPOTARGET” and “SAVENE” names and related trademarks, including logos, to the extent the same appear on relevant Product packaging and Business-related and Product-related materials

“Lien” means any charge, claim, condition, equitable interest, hypothecation, lien, mortgage, option, pledge, security interest, right of first refusal, or other encumbrance or adverse claim or interest of any nature other than (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen and other Liens imposed by Law for amounts not yet due, (d) Liens incurred or deposits made in connection with worker’s compensation, unemployment insurance or other types of social security, and (e) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, provided, that restrictions on transfer of securities imposed by applicable state and federal securities laws shall not be considered Liens.

“Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that affect the industries in which the Company operates to the extent that such changes do not disproportionately affect the Company; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; (iv) the effect of any changes in Applicable Laws or accounting rules; or (v) conditions caused by acts of terrorism or war (whether or not declared) or any natural or man-made disaster or other acts of God.

“Milestone Shares” means the Uman Milestone Shares, the FDA Milestone Shares, the Primary COGS Milestone Shares and the Secondary COGS Milestone Shares.

“Non-Core Patents” means the patents and patent applications and other patent documents and rights listed on Schedule 1.1(a), including reissues, divisions, continuations and extensions thereof and reexamination certificates therefor.

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“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

“Party” and “Parties” mean either or all of the parties to this Agreement, as applicable.

“Patents” means all patents and patent applications, including reissues, divisions, continuations, continuations-in-part and extensions thereof and reexamination certificates therefor.

“Permit” means any consent, license, registration, Regulatory Approval or permit issued, granted, given or otherwise made available by any Governmental Entity or pursuant to any Applicable Law.

“Permitted Liens” means Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable, or which are being contested in good faith, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen and other Liens imposed by Laws for amounts not yet due and (c) Liens incurred or deposits made in the ordinary course of business of the Company consistent with past practice in connection with worker’s compensation, unemployment insurance or other types of social security.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

“Product” means the US Product and the Savene Product.

“Product Domain Names” means totect.com, totect.ca., totect.info, totect.net and totect.org.

“Product Intellectual Property” means: (i) the Product Domain Names; (ii) the Product Patents; (iii) the Product Trademarks; and (iv) the other Intellectual Property Rights owned or Controlled by the Company as of the Closing including, without limitation, Intellectual Property Rights in the Product Marketing Materials.

“Product Marketing Materials” means all sales, training, marketing and other promotional materials used with respect to the Product in the Territory by the Company or Seller.

“Product Patents” means the patents and patent applications and other patent documents and rights listed on Schedule 4.13(a), including reissues, divisions, continuations and extensions thereof and reexamination certificates therefor, but excluding any of the Non-Core Patents.

“Product Trademarks” means the Trademarks listed on Schedule 4.13(a).

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“Regulatory Approval” shall mean any approval, authorization, certification, clearance, consent, exemption, license, permit, qualification or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Applicable Law.

“Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Substance

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, accountant, financial advisor, investment banker, legal counsel or other representative of that Person.

“Savene Product” means dexrazoxane for injection under the name of Savene® for sale and use by end users in Canada.

“Tangible Personal Property” means all furniture, machinery, equipment, tools, computer hardware, supplies, materials, vehicles, etc. and other items of tangible personal property (other than Inventories) of every kind owned or leased by the Company or Seller and related primarily to the Business (wherever located and whether or not carried on the Company’s books).

“Technology Transfer” means the transfer of the Totect manufacturing dossier to Uman or any other party.

“Territory” means North America and South America and the respective territories and possessions of the countries in North America and South America.

“Third Party Claim” means any claim against any Indemnified Party by a third party, whether or not involving an Action.

“Totect COGS” means the invoiced cost to the Company by a third party for the manufacture of a Kit of Product.

“Totect Product” means dexrazoxane for injection under the name of Totect® for sale and use by end users in the United States.

“Trademarks” means all trademarks, trade names, brand names, logotypes, symbols, service marks, Internet domain names and the goodwill of the business symbolized thereby, including registrations and applications for registrations thereof and all renewals, modifications and extensions thereof.

“Transaction Documents” means this Agreement and the documents to be executed and delivered by any Party in connection herewith.

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“Uncovered Replacement Expense” means (i) the actual amount paid by Buyer to third parties to manufacture a Kit of Product (the “Manufacturing Cost”) that is used to replace another Kit of Product, which other Kit of Product was sold prior to the Closing in accordance with the replacement policy in effect at the time of such sale (a “Pre-Closing Kit”), (ii) the actual cash funds paid by Buyer to customers in lieu of a Pre-Closing Kit or (iii) any actual costs arising from any Actions brought by a third party against the Company or Buyer for a failure to replace a Pre-Closing Kit under the replacement policy in effect prior to the Closing Date after the Company or Buyer has offered (and subsequently fulfilled any accepted offer) to refund the purchase price thereof to such third party, but (a) if at the time of the payment under clause (ii) above or the failure to replace under clause (iii) above, there is a Kit of Product that could be used to replace a Kit of Product, then the amounts under such clauses shall be limited to the Manufacturing Cost, unless such customer has the right to a cash refund under the written or oral replacement policies in effect prior to the Closing and (b) only to the extent that such amount together with all other Uncovered Replacement Expenses is in excess of $***.

“USPTO” means the U.S. Patent and Trademark Office.

ARTICLE II

PURCHASE AND SALE OF THE STOCK

2.1.          Purchase and Sale of the Stock. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, free and clear of any Liens, and Buyer shall purchase from Seller, the Stock.

2.2.          Purchase Price; Totect Payments. The aggregate consideration payable (“Purchase Price”) to Seller for the sale of the Stock shall be as follows:

(a)          On the Closing Date, Buyer shall (i) issue to Seller the number of unregistered shares of Buyer Common Stock (the “Initial Shares”) equal to (x) one million seven hundred thousand dollars ($1,700,000) (the “Initial Payment Amount”) divided by (y) the Applicable Trading Price.

(b)          On the *** anniversary of the Closing Date, Buyer shall issue to Seller the number of unregistered shares of Buyer Common Stock (the “Released Holdback Shares”) equal to (x) *** dollars ($***) (the “Holdback Amount”) less the aggregate amount of Seller’s indemnity obligations pursuant to Article VIII hereof (the “Released Holdback Amount”) divided by (y) the Applicable Trading Price.

(c)          Within *** (***) days following the date of the completion of the Technology Transfer, Buyer shall issue to Seller the number of unregistered shares of Buyer Common Stock (the “Uman Milestone Shares”) equal to (x) *** dollars ($***) (the “Uman Milestone Amount”) divided by (y) the Applicable Trading Price;

(d)          Within *** (***) days following FDA Manufacturing Approval, Buyer shall issue to Seller the number of unregistered shares of Buyer Common Stock (the “FDA Milestone Shares”) equal to (x) *** dollars ($***) (the “FDA Milestone Amount”) divided by (y) the Applicable Trading Price;

(e)          Within *** (***) days of the date on which the Totect COGS are less than *** dollars ($***) per kit (the “Primary COGS Milestone”), Buyer shall issue to Seller the number of unregistered shares of Buyer Common Stock (the “Primary COGS Milestone Shares”) equal to (x) *** dollars ($***) (the “Primary COGS Milestone Amount”) divided by (y) the Applicable Trading Price;

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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(f)          Within *** (***) days of the date on which the Totect COGS are less than *** dollars ($***) per kit (the “Secondary COGS Milestone”), Buyer shall issue to Seller the number of unregistered shares of Buyer Common Stock (the “Secondary COGS Milestone Shares”) equal to (x) *** dollars ($***) (the “Secondary COGS Milestone Amount”) divided by (y) the Applicable Trading Price; and

(g)          If Seller does not receive at least the Initial Payment Amount in net proceeds from the sale of the corresponding Initial Shares (after deduction of any commissions, fees and other expenses incurred in connection with the sale of such Initial Shares) based upon the agreed upon Selling Plan between Buyer and Seller attached as Exhibit C (the “Selling Plan”), then promptly thereafter Buyer shall issue Seller the number of additional unregistered shares of Buyer Common Stock (the “Initial Payment Make-Whole Shares”) equal to (x) the difference between such net proceeds and the Applicable Payment Amount (the “Initial Payment Make-Whole Amount”) divided by (y) the Applicable Trading Price. If Seller receives more than the Initial Payment Amount in net proceeds from the sale of the corresponding Initial Shares (after deduction of any commissions, fees and other expenses incurred in connection with the sale of such Initial Shares), the subsequent Applicable Payment Amounts shall be reduced by the amount of such excess.

(h)          If Seller does not receive at least the Released Holdback Amount in net proceeds from the sale of the corresponding Released Holdback Shares (after deduction of any commissions, fees and other expenses incurred in connection with the sale of such Released Holdback Shares) based upon the Selling Plan, then promptly thereafter Buyer shall issue Seller the number of additional unregistered shares of Buyer Common Stock (the “Released Holdback Make-Whole Shares”) equal to (x) the difference between such net proceeds and the Released Holdback Amount (the “Released Holdback Make-Whole Amount”) divided by (y) the Applicable Trading Price. If Seller receives more than the Released Holdback Amount in net proceeds from the sale of the corresponding Released Holdback Shares (after deduction of any commissions, fees and other expenses incurred in connection with the sale of such Buyer Shares), the subsequent Applicable Payment Amounts shall be reduced by the amount of such excess.

(i)          If the issuance of any Buyer Shares would exceed 9.99% of the outstanding shares of Common Stock of the Buyer at the time of such issuance, trigger any Nasdaq filing requirement or require stockholder approval of Buyer, Buyer shall promptly issue Buyer Shares up to such amount and then pay to Seller cash for any Buyer Shares in excess of such amount in lieu of such excess Buyer Shares.

(j)          All payments described in this Section 2.2 shall be made free and clear of any deduction or withholding of any kind, except as to the extent otherwise expressly provided for in this Agreement.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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2.3.         Closing Statement; Adjustments to Purchase Price.

(a)          Not later than sixty (60) days after the Closing Date, Buyer shall prepare and deliver, or cause to be prepared and delivered, to Seller a statement (the “Definitive Closing Statement”), setting forth its calculations of the amount by which the assets of the Company are net of the current liabilities of the Company (the “Net Working Capital”) as of immediately prior to the Closing (the “Closing Date Working Capital”).

(b)          Unless Seller within thirty (30) days after receipt of the Definitive Closing Statement gives Buyer written notice objecting thereto and specifying the basis for such objection and the amount in dispute (“Notice of Objection”), which notice shall comply with this Section 2.3, such Definitive Closing Statement (including the calculations of the Net Working Capital) shall be considered final, accepted and binding upon the Buyer and Seller. Seller shall be deemed to have agreed with all items and amounts included in the calculation of each of the Closing Statement Items delivered pursuant to Section 2.3(a) except such items that are specifically disputed in the Notice of Objection in accordance with this Section 2.3(b).

(c)          If within thirty (30) days after the receipt of the Definitive Closing Statement, Seller gives a Notice of Objection to Buyer that complies with this Section 2.3, Buyer and Seller shall negotiate in good faith with a view to resolving any differences with respect to matters set forth in the Notice of Objection. If Buyer and Seller reach agreement with respect to any disputed items, Buyer shall revise the Definitive Closing Statement to reflect such agreement and the revised Definitive Closing Statement shall be considered final, accepted and binding upon Buyer and Seller. If such negotiations fail to resolve all disputed items within thirty (30) days after the Notice of Objection was first given by the Buyer, the remaining disputed items properly included in the Notice of Objection shall be submitted to an independent accounting firm mutually agreed upon by Buyer and Seller (the “Nonpartisan Accountants”) for final resolution. After affording Seller and its Representatives and Buyer and their Representatives the opportunity to present their positions as to the disputed items (which opportunity shall not extend for more than thirty (30) days after the submission of such dispute to the Nonpartisan Accountants), the Nonpartisan Accountants shall resolve all disputed items in writing. Such resolution shall be final and binding upon the parties and shall be reflected in any necessary revisions to the Definitive Closing Statement. The Nonpartisan Accountants shall determine, based solely on presentations by Buyer and Seller and their respective Representatives, only those issues in dispute specifically set forth on the Notice of Objection and shall prepare a written report as to the disputes and the resulting calculation of the Closing Statement Items which shall be final, conclusive and binding upon the parties. In resolving any disputed item, the Nonpartisan Accountants: (w) shall be bound by the principles set forth in this Section 2.3, (x) shall limit its review to matters specifically set forth in the Notice of Objection, (y) shall further limit its review to whether the Definitive Closing Statement contained mathematical errors and whether the Closing Statement Items were calculated in accordance with the relevant provisions of this Agreement (including the definitions of defined terms used in this Agreement) and (z) shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Nonpartisan Accountants in connection with any such determination shall be borne by (x) Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Buyer bears to the aggregate dollar amount of such items so submitted and (y) by Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Seller bears to the aggregate dollar amount of such items so submitted. Seller and Buyer shall bear their own costs in connection with this Section 2.3, including the fees and expenses of their respective attorneys and accountants, if any.

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(d)          Upon determination of the Final Closing Statement, if the Final Working Capital is (i) greater than $*** (the “Working Capital Target”), then within thirty (30) days of such determination, Buyer shall issue Seller the number of unregistered shares of Buyer Common Stock (the “Net Working Capital Shares”) equal to (x) the amount of such excess (the “Net Working Capital Amount”) divided by (y) the Applicable Trading Price or (ii) less than the Working Capital Target, then the subsequent Applicable Payment Amount shall be decreased by the amount of such shortfall.

2.4.         Closing Date, Time and Place. The Closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on promptly, but in no case later than three (3) Business Days, after the satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or such other date as may be agreed in writing by the parties hereto (the “Closing Date”), at the offices of Dechert LLP, 1775 I Street NW, Washington, DC 20006, or via facsimile exchange or via email with scan or email attachment of originally executed documents (to be followed by express delivery of such originals to the Parties at the addresses contained in Section 11.1).

2.5.        Closing Deliveries. At the Closing,

(a)          Seller shall deliver to Buyer:

(i)          a certificate or certificates evidencing the Stock, duly endorsed for transfer to Buyer or accompanied by one or more stock assignments separate from certificate duly executed in favor of Buyer;

(ii)         a License Agreement with respect to the Licensed Product Intellectual Property (the “License Agreement”), in the form of Exhibit D, duly executed by Seller;

(iii)        a Transition Services Agreement (the “Transition Services Agreement”), in the form of Exhibit E, duly executed by Seller;

(iv)        written resignations, effective as of the Closing Date, of the officers and directors of the Company; and

(v)         an executed certificate in accordance with Section 1445(b)(3) of the Code and Sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations.

(b)          Buyer shall deliver to Seller:

(i)          a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing Date, attached copies of the Governing Documents of the Buyer and certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of the Transaction Documents and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing the Transaction Documents; and

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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(ii)         the License Agreement, duly executed by Buyer; and

(iii)        the Transition Services Agreement, duly executed by Buyer.

2.6.         Taxes and Fees. Seller shall be responsible for paying, shall promptly discharge when due, and shall reimburse, indemnify and hold harmless Buyer from, any sales or use, transfer, value added, real property gains, excise, stamp, stamp duty, stamp duty reserve tax, or other Taxes (“Transfer Taxes”) imposed by reason of the transfer of the Stock and any deficiency, interest or penalty asserted with respect thereto other than any such Transfer Taxes imposed as a result of the identity of or any characteristic of Buyer absent which a Transfer Tax would not otherwise be payable and which Buyer shall be solely responsible for such Transfer Taxes. Seller shall timely prepare and Buyer shall timely make all filings, returns, reports and forms as may be required in connection with the payment of any such Transfer Taxes, and Buyer shall cooperate with Seller, to the extent required by Applicable Law, in the timely completion of all such filings, returns, reports and forms; provided that, notwithstanding the foregoing, Buyer shall be solely responsible for any Transfer Taxes with respect to the issuance of shares to the Seller as described in Section 2.2; provided, that, notwithstanding the foregoing, Buyer shall be solely responsible for any Transfer Taxes (but excluding any income, withholding or similar taxes) with respect to the issuance of the Buyer Shares to the Seller as described in Section 2.2.

2.7.         Technology Transfer. Buyer may reduce the Holdback Amount by any reasonable and documented direct out-of-pocket costs and costs payable to third parties in connection with the Technology Transfer in excess of *** dollars ($***) in the aggregate (excluding costs for Buyer’s labor).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that the following statements contained in this Article III are true and correct as of the date hereof:

3.1.         Organization. Seller is a joint stock company duly organized, validly existing, and in good standing under the laws of Denmark.

3.2.         Power and Authorization. Seller has all requisite corporate power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, duly executed and delivered by Seller, and each of the Transaction Documents when duly executed and delivered by Seller, the Company and, if applicable, Buyer, will be, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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3.3.          Authorization of Governmental Entities. Except as disclosed on Schedule 3.4, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Entities including the Copenhagen Stock Exchange is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by Seller of this Agreement and each Transaction Document to which it is (or will be) a party or (b) the consummation of the Contemplated Transactions by such Seller.

3.4.          Noncontravention. Except as disclosed on Schedule 3.4, neither the execution, delivery and performance by such Seller of this Agreement or any Transaction Document to which Seller is (or will be) a party nor the consummation of the Contemplated Transactions will: (a) assuming the taking of any action by (including any authorization, consent or approval) or in respect of, or any filing with, any Governmental Entity, in each case, as disclosed on Schedule 3.4, violate any provision of any legal requirement applicable to Seller; (b) result in a breach or violation of, or default under, any contractual obligation of Seller; (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any contractual obligation; or (d) result in a breach or violation of, or default under, Seller’s organizational documents.

3.5.          Title. Seller is the record and beneficial owner of the outstanding Stock, and has good and marketable title to the Stock, free and clear of all Liens except for Permitted Liens. Seller has full right, power and authority to transfer and deliver to the Buyer valid title to the Stock held by Seller, free and clear of all Liens. Immediately following the Closing, Buyer will be the record and beneficial owner of the Stock, and have good and marketable title to the Stock, free and clear of all Liens except as are imposed by applicable securities laws or created by the Buyer. Except pursuant to this Agreement, there is no contractual obligation pursuant to which the Seller has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any Stock or other equity interests in the Company.

3.6.          Investment Purpose/Accredited Investor. Seller acknowledges that the Buyer Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Buyer Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to any applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Seller is an accredited investor as that term is defined under the Securities Act, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment.

3.7.          Independent Investigation. Seller has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Buyer, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Buyer for such purpose. Seller acknowledges and agrees that: (a) in making its decision to enter into this agreement and to consummate the transactions contemplated hereby, Seller has relied solely upon its own investigation and the express representations and warranties of Buyer set forth in Article V of this Agreement and (b) Buyer has not made any representations or warranty as to Buyer, except as expressly set forth in Article V of this Agreement.

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3.8.         No Brokers. Except as disclosed in Schedule 3.8, Seller has no liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions, and such Seller agrees to satisfy in full any Liability required to be disclosed on Schedule 3.8.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND
COMPANY REGARDING THE COMPANY

Seller and the Company hereby represent and warrant to Buyer that the following statements contained in this Article IV are true and correct as of the date hereof:

4.1.         Organization; Authority.

(a)          The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite power and authority to own and operate its assets and to carry on the Business as it is now being conducted. Schedule 4.1(a) contains a complete and accurate list of any jurisdictions in which the Company is qualified to do business as a foreign corporation. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so organized, qualified or in good standing which, individually or in the aggregate, would not result in a Material Adverse Effect. The Company is a wholly-owned subsidiary of Seller.

(b)          The Company has no subsidiaries and does not own any shares of securities of any other Person.

4.2.         Books and Records. At the Closing, all of the Company’s minute books and stock records books have been delivered to Buyer and will be in the possession of the Company.

4.3.         No Conflict; Required Filings and Consents.

(a)          Except as set forth on Schedule 4.3(a), the execution, delivery and performance by Seller of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by Seller of the Contemplated Transactions, do not and will not either directly or indirectly (with or without notice or lapse of time, or both), (i) conflict with, or result in any violation or breach of, any provision of any Applicable Law or the Governing Documents of the Company or Seller, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by the Company or Seller; (ii) result in the imposition of any Lien on the Business or the Company’s assets; or (iii) breach any provision of, or give any Person the right to declare a default under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Material Contract.

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(b)          No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by Seller of this Agreement or the other Transaction Documents to which it is a party or the consummation by Seller of the transactions contemplated hereby and thereby.

4.4.         Financial Information. The statement of assets and liabilities and income statement of the Company at and for the year ended December 31, 2010 and at and for the period ending November 30, 2011 (collectively, the “Financial Information”) are attached as Schedule 4.4(a). The Financial Information fairly presents in all material respects the financial condition and results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements, in accordance with Seller’s accounting practices and policies previously made available to Buyer, consistently applied. Buyer acknowledges that the Financial Information was prepared solely for the purpose of this transaction and that the Business has not been conducted on a stand-alone basis. No representations are made that the estimated stand-alone overhead costs included in the Financial Information are an accurate reflection of the overhead costs that Buyer would incur to operate the Company. There are no liabilities of the Company, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, of a nature required to be disclosed in the Financial Information other than (i) liabilities disclosed therein, (ii) liabilities which have arisen after November 30, 2011 in the ordinary course of business and consistent with past practice, or (iii) liabilities set forth on Schedule 4.4(b).

4.5.         Capitalization. The authorized equity securities of the Company consist of One Hundred (100) shares of common stock, par value $0.001 per share, of which ten (10) shares are issued and outstanding all of which are owned of record and beneficially by Seller. The Stock is validly issued, fully paid and nonassessable. There are no (i) securities convertible into or exchangeable for any capital stock or other securities of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company or securities that are convertible into or exchangeable for capital stock or other securities of the Company, or (iii) any Contracts, commitments, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights.

4.6.         Title and Condition of Assets. Except as set forth on Schedule 4.6, and except for the Licensed Intellectual Property being licensed by Seller to the Company pursuant to the License Agreement, and the Services being provided by Seller to the Company pursuant to the Transition Services Agreement, as of the Closing, all of the properties and assets the Company purports to own, including, as of the Closing, the Pre-Closing Transferred Assets (collectively, the “Company Assets”) constitute all of the assets, tangible and intangible, of any nature whatsoever owned by the Company or Seller or their Affiliates, necessary to operate the Business in the manner presently operated by the Company and Seller in all material respects.

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4.7.          Litigation. There is no Action pending against the Company or against the Seller that relates to the Business. The Company has not received written notice of and, to Seller’s Knowledge, no Action has been threatened in writing against the Company within five (5) years prior to the date hereof. There are no Orders outstanding against the Company or Seller in connection with the Business.

4.8.          Compliance with Applicable Laws; Permits.

(a)          The Company is in compliance in all material respects with all Applicable Law; and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may constitute or result in a material violation by the Company of, or a failure of the Company to comply with in any material respect, any Applicable Law or give rise to any obligation of the Company to undertake, or to bear all or any portion of the cost.

(b)          The Company has all of the Permits necessary for it to conduct the Business in the manner in which it currently is conducted, including the Regulatory Approvals (the “Company Permits”). Each Company Permit is in full force and effect. (i)Except as set forth on Schedule 4.8(b), the Company is, and at all times during the five (5) years prior to the date hereof has been, in compliance in all material respects with all of the terms and requirements of each Company Permit; (ii) no event has occurred or circumstance exists that would reasonably be expected to (with or without notice or lapse of time, or both) (A) constitute or result directly or indirectly in a material violation of or a failure to comply in any material respect with any term or requirement of any Company Permit or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any material modification to, any Company Permit; (iii) in the five (5) years prior to the date hereof, neither Seller nor the Company has received any written, or to the Knowledge of Seller, any oral notice or other communication from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible or potential material violation of or failure to comply in any material respect with any term or requirement of any Company Permit or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or material modification to any Company Permit; and (iv) all applications required to have been filed for the renewal of the Company Permits have been filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Company Permits have been made on a timely basis with the appropriate Governmental Entities.

(c)          (i) No Governmental Entity has stated or declared that the Product is defective, unsafe for its intended use or fails to meet in any material respect applicable standards promulgated by such Governmental Entity; (ii) there have been no recalls ordered by any Governmental Entity with respect to the Product since the commencement of its sale for commercial use; and (iii) the Product is in material compliance with all Applicable Laws.

(d)          All submissions made to Regulatory Authorities and Governmental Entities by the Company have complied with all Applicable Laws in all material respects. All preclinical studies and clinical trials conducted by the Company have been conducted in compliance with Applicable Laws in all material respects, and to the Knowledge of Seller and the Company there are no facts, circumstances or conditions that would reasonably be expected to result in any material adverse effect upon the use, integrity or validity of any pre-clinical or clinical trial or of any related results or conclusions of any clinical trial conducted, supported or permitted by or on behalf of the Company. The Company is not subject to an FDA consent decree or any similar order of a Governmental Entity.

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4.9.          Contracts; No Defaults. Schedule 4.9 contains an accurate and complete list of material Contracts that provide for future payments or require the Company to incur future liabilities in excess of $*** to which (1) the Company is a party, or (2) to which Seller is a party and which primarily relate to the Business and under which the Company (or Seller, as applicable) has any remaining rights or obligations (collectively, the “Company Material Contracts”). With respect to each Contract listed on Schedule 4.9: (i) the Contract is legal, valid, binding, enforceable, and in full force and effect with respect to the Company and, to the Knowledge of Seller, with respect to each other party thereto, other than as such enforceability may be limited by the Bankruptcy Exception; and (ii) to the Knowledge of Seller no party to such Contract is in breach or default in any material respect, and no event has occurred that with notice or lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the Contract.

4.10.         Inventory. All Inventory is listed on Schedule 4.10. All inventory of the Company listed on Schedule 4.10 as finished and saleable are saleable. All Inventory listed on Schedule 4.10 as owned by the Company is owned by the Company free and clear of all Liens.

4.11.         Accounts Receivable. The accounts receivable reflected in the Financial Statements and the accounts receivable arising after the date thereof have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice.

4.12.         Customers and Suppliers.

(a)            Schedule 4.12(a) sets forth each distributor of Company for each of the two (2) most recent fiscal years (collectively, the “Material Customers”). Except as set forth in Schedule 4.12(a), the Company has not received any written notice that any of its Material Customers has ceased, or intends to cease after the Closing, to otherwise terminate or materially reduce its relationship with the Company.

(b)           Schedule 4.12(b) sets forth (i) the top ten suppliers of the Company for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”). Except as set forth in Schedule 4.12(b), the Company has not received any written notice that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

4.13.       Intellectual Property Rights.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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(a)          Schedule 4.13(a) of the Disclosure Schedule sets forth (i) a true, correct and complete list of all Product Patents, Product Trademarks and Product Domain Names and (ii) a broad description of the Totect Know-How. Schedule 4.13(a) identifies separately: (i) for the Product Patents, a listing of the country of filing, owner(s), filing number, date of issue and title of such Patent; (ii) for the Product Trademarks, a listing of the country of filing, owner, description of goods or services, registration or application number and date of issue; and (iii) all Material Contracts relating to Product Intellectual Property to which the Company or Seller are a party (the “Intellectual Property Agreements”). To the extent that the Product Intellectual Property is not already owned by the Company, as of the Closing Date, all of Seller’s right, title and interest in all Product Intellectual Property has been irrevocably assigned to the Company. After giving effect to the Pre-Closing Transfer , the Company shall be the sole and exclusive owner of all right, title and interest in and to the Product Intellectual Property, (ii) subject to the license with SpePharm Holding B.V., a Dutch company, Seller is the sole and exclusive owner of or otherwise Controls the Licensed Intellectual Property and Seller has the right to grant to Buyer a license to the Licensed Product Intellectual Property on the terms set forth in the License Agreement; (iii) the rights of the Company to the Product Intellectual Property are free and clear of all Liens; (iv) to the Knowledge of Seller, all registrations with and applications to Governmental Entities in respect of registration of the Product Intellectual Property are valid and in full force and effect; and (v) neither Seller nor the Company is, nor have Seller or the Company received any written communication that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Intellectual Property Agreement.

(b)          There is no opposition, cancellation, proceeding, interference, Action or Order pending or, to the Knowledge of Seller, asserted or threatened against Seller or the Company with regard to the ownership, validity, registerability, enforceability, infringement, or use of any Product Intellectual Property (other than in the ordinary course of prosecution of Intellectual Property before any Governmental Entity). To the Knowledge of Seller, the manufacture, use and sale of the Product in connection with the Business as of the date hereof does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person. The representation and warranty provided in the immediately preceding sentence is the sole representation and warranty provided by Seller under this Agreement with respect to infringement, misappropriation or violation by Seller and the Company of third party Intellectual Property rights. In the past five (5) years, the Company has not received any written complaint, claim, demand or notice alleging any such infringement, misappropriation or violation (including any claim that Seller or the Company must license or refrain from using any Intellectual Property rights of any Person). Except as set forth on Schedule 4.13(b), to the Knowledge of Seller, no Person has infringed upon, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Product Intellectual Property.

(c)          The Company and Seller have entered into contracts that require all employees, licensees, consultants and agents who have contributed, for or on behalf of the Company and/or Seller, to the creation and development of Product Intellectual Property to keep the same confidential except to the extent the same is publicly available. In the case of employees, consultants, and agents of the Company or Seller who have contributed to the creation and development of Product Intellectual Property owned by Seller or the Company, such employees, consultants and agents were required to assign to the Company or to Seller, all such Product Intellectual Property created by such employee, consultant, or agent in the scope of employment or consultancy with the Company or Seller, to the extent that the Company or Seller has not acquired such rights (pursuant to a work for hire agreement or otherwise) as a matter of law.

Notwithstanding anything to the contrary herein, the Company and Seller make no representation or warranty whatsoever with respect to the Non-Core Patents.

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4.14.         Taxes.

(a)          The Company has duly and timely filed or caused to be filed all material Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company has timely paid all material Taxes that were due and payable, or to the extent not due and payable as of the date hereof, adequate provision for the payment thereof has been made on the Company’s financial statements. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return.

(b)          No claim has ever been made in writing by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(c)          The Company has complied in all material respects with all provisions of Tax law relating to withholding, payment and remittance of Taxes and information reporting with respect thereto.

(d)          The Company has never been subject to a Tax audit, examination or investigation by any Governmental Entity with respect to Taxes or Tax Returns of the Company. There is currently no dispute or claim concerning any Taxes related to the Company either (i) claimed or raised in writing by any Governmental Entity in writing or (ii) as to which Seller has Knowledge. The Company has not given waivers or extensions of any statute of limitations relating to the assessment or payment of Taxes.

(e)          For purposes of this Agreement, (i) “Taxes” means (A) all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, service, transfer, withholding, employment, payroll and franchise taxes imposed by any taxing authority and (B) any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax described in clause (A) or any contest or dispute thereof and (ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to any taxing authority in connection with Taxes (including any attachments thereto or amendments thereof).

(f)          Section 4.14 constitutes the sole representations and warranties with respect to Tax Matters. The representations and warranties in this Section 4.14 may only be relied upon for any Tax period (or portion thereof) ending on or before the Closing Date.

4.15.         ERISA and Employee Benefit Plans.

(a)          Each Employee Benefit Plan has been maintained, funded and administered in compliance in all material respects with its terms and the applicable provisions of ERISA, the Code and other Applicable Laws, including, without limitation, the continuation coverage and notice requirements under Section 4980B(f) of the Code and Part 6 of Title I of ERISA. Each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its tax-qualified status and the tax-exempt status of its accompanying trust established under Section 501(a) of the Code, and, since the issuance of any such determination or opinion letter, no events have occurred nor any circumstances exist that in either such case would reasonably be expected to adversely affect the tax-qualified status of any such Employee Benefit Plan.

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(b)          Neither the Company nor any of its ERISA Affiliates has ever maintained, sponsored or been required to contribute to any (i) “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, or (iii) “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA).

(c)          The Company has neither promised nor has any obligation to provide post-employment health and welfare benefits other than making continuation coverage available as required under Section 4980B(f) of the Code and Part 6 of Title I of ERISA. All required contributions and premium payments for all periods ending prior to or as of the Closing Date with respect to any Employee Benefit Plan will be made or properly accrued for as of the Closing Date.

(d)          Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will (i) entitle any employee to severance pay (to which such employee would not otherwise be entitled to absent the consummation of the transactions contemplated herein) or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to, any Employee Benefit Plan, or (iii) result in payments which would not be deductible under Section 280G of the Code.

(e)          Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code to which the Company is a party either complies with, can be amended to comply with, or is exempt from the requirements of Section 409A(a)(2), (3), and (4) of the Code and any U.S. Department of Treasury or IRS guidance issued thereunder, and no amounts deferred under any such plan (after giving effect to any plan amendment permitted under an available IRS correction program) is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code.

4.16.         Employees and Independent Contractors.

(a)          Schedule 4.16(a) contains a true and complete list, as of September 30, 2011, of all employees employed by and independent contractors currently under contract to the Company (the “Business Employees”), including each such employee’s (i) name, (ii) title, (iii) principal location of employment, (iv) current hourly rate or salary and other compensation arrangement (i.e., commission rate, bonus structure, etc.); and (v) whether the employee is actively working or on a leave of absence. No employees own any shares, options, restricted stock or other equity in the Company. There are no outstanding stock options held by the Business Employees either with the Company or with Seller. There are no pending or, to the Knowledge of Seller, threatened material grievances, administrative charges, lawsuits or claims by any Business Employee or independent contractor or former employee or independent contractor of the Company or the Business relating to or arising out of his or her employment, termination of employment or compensation and benefits. There are no pending or, to the Knowledge of Seller, threatened governmental audits or investigative proceedings with respect to the Company’s employees or independent contractors, including but not limited to audits or investigations by the Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission or any state counterpart. The Company is in material compliance with all laws relating to the employment of labor, including all such laws relating to wages, hours, the WARN Act, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding or social security Taxes and any similar Tax.

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(b)          In the five (5) years prior to the date hereof, the Company has not been a party to, or bound by, any collective bargaining agreement with any union or other labor organization applicable to Business Employees. To the Knowledge of Seller, none of the Business Employees are represented by any labor organization. In the five (5) years prior to the date hereof, no employee, individual or entity has filed or threatened in writing to file an unfair labor practice charge against the Company. In the five (5) years prior to the date hereof, the Company has not experienced any strike, work stoppage, lock-out or slow-down or any attempt by any labor union or other labor organization or employees to cause the Company to recognize any union as the collective bargaining representative of any Business Employees. No notice has been received by Seller or the Company from any labor union stating that it has been certified as the bargaining representative for any Business Employee and no petition has been filed by any labor union requesting an election to determine whether it is the exclusive bargaining representative for any Business Employee. No labor strike or work stoppage is pending or, to the Knowledge of Seller, threatened against the Company.

4.17.         Environmental, Health and Safety Matters.

(a)          The Company complies, and has complied, in all material respects with all Environmental Laws and has obtained and is in compliance in all material respects with all environmental permits, licenses or approvals applicable to the Business or any property owned, leased, operated or otherwise controlled by the Company;

(b)          The Company is not nor has it been subject to, or to the Knowledge of the Seller, threatened by any governmental or other entity with, any investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement, alleging or addressing (x) the violation of any Environmental Law, including any violation of or failure to have any environmental permit, license or approval or (y) any claims or liabilities and costs arising from the use, possession, generation, treatment, storage, recycling, transportation, disposal or distribution, or Release of or exposure to any Hazardous Substances at any location.

(c)          There has been no Release or threatened Release of any Hazardous Substances at, to or from any property now or formerly leased, operated or otherwise controlled by the Company, while owned, leased, operated or controlled by the Company or, to the Knowledge of the Seller, in connection with any business owned, operated or controlled by the Company.

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(d)          Except as listed in Schedule 4.17, and heretofore provided to the Buyer and the Parent, there have been no environmental reports, investigations, studies, audits, tests or other analyses in the Company’s or Seller’s possession or control that relate to the Company or any property owned, leased, operated or controlled by the Company.

(e)          The Company has not expressly assumed by contract or, to the Knowledge of the Seller, by operation of law, any environmental liability relating to any real property or any other property or business owned, operated or controlled by the Company.

4.18.         Absence of Certain Changes and Events. Except as set forth on Schedule 4.18, since November 30, 2011 through the date of this Agreement, other than as contemplated hereby or in the ordinary course of business consistent with past practice, no Material Adverse Effect has occurred and there has not occurred, with respect to the Company, any:

(a)          amendment of the charter, by-laws or other organizational documents of the Company;

(b)          split, combination or reclassification of any shares of the Company’s capital stock;

(c)          issuance, sale or other disposition of any of the Company’s capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(d)          declaration or payment of any dividends or distributions on or in respect of any of the Company’s capital stock or redemption, purchase or acquisition of its capital stock;

(e)          material change in any method of accounting or accounting practice of the Company, except as required by IFRS or as disclosed in the notes to the Financial Statements;

(f)          entry into any Contract that would constitute a Material Contract;

(g)          incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations;

(h)          transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(i)          transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;

(j)          material damage, destruction or loss (whether or not covered by insurance) to its property;

(k)          any capital investment in, or any loan to, any other Person;

(l)          acceleration, termination, material modification to or cancellation of any Material Contract;

(m)        any material capital expenditures;

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(n)          imposition of any Lien upon any of the Company properties, capital stock or assets, tangible or intangible other than Permitted Liens;

(o)          (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, directors, consultants or independent contractors, other than as provided for in any written agreements or required by Applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $***, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, member, manager, consultant or independent contractor;

(p)          adoption, modification or termination of any: (i) employment, severance, retention or other agreement with an employee, (ii) benefit plan or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;

(q)          any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(r)          entry into a new line of business or abandonment or discontinuance of existing lines of business;

(s)          adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(t)          purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $***, individually (in the case of a lease, per annum) or $*** in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(u)          acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(v)         action by the Company to make, change or rescind any Tax election, change any annual Tax accounting period or change any Tax accounting method, enter into any closing agreement, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, if such election, change, agreement, or consent would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any post-Closing Tax period; or

(w)          entry to in any Contract to do any of the foregoing.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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4.19.         Insurance. Attached as Schedule 4.19 is a list of insurance policies owned by either the Seller or the Company primarily related to the Business (the “Business Insurance Policies”). All policies of insurance that provide coverage to the Company: (A) are valid, outstanding and enforceable; and (B) are issued by an insurer that is financially sound and reputable. With respect to each such insurance policy: Seller and the Company, as applicable, are in material compliance with the terms of such policies and, to the Knowledge of Seller, no event has occurred that, (with notice or the lapse of time, or both) is reasonably expected to result in Seller or the Company not being in material compliance with the terms of such policies. Neither the Company nor, with respect to the Business, Seller has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or, to the Knowledge of Seller, any other communication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder. There have been no product liability claims against any of the Business Insurance Policies whatsoever.

4.20.         Prohibited Payments; Foreign Corrupt Practices Act. Neither Seller nor the Company has, nor to the Knowledge of Seller have any of their Representatives, directly or indirectly, paid or delivered any payment, whether in money, property, goods, services or otherwise, to any Governmental Entity or other Person in the United States or any other country which is in any matter related to the business, assets or operations of the Business which is illegal under any Applicable Laws.

4.21.         Real Property. The Company neither owns nor is contractually obligated to purchase real property or interests in real property or any buildings, structures or improvements situated on real property. The real property demised by the lease described on Schedule 4.21 (the “Leased Property”) constitutes the sole real property leased by the Company. The Company has the right under the lease to occupy and use the Leased Property. Neither Seller nor the Company has received any written notice of any condemnation, requisition or taking pending or threatened, which condemnation, requisition or taking would materially impair the current use thereof. The Leased Property is supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Leased Property as currently operated. The lease is in full force and effect, the Company is not in breach of or in default of its material obligations under the lease, and, to the Knowledge of Seller, no event has occurred which, with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder and no such lease is subject to any Lien or other restriction that materially impairs the use of the Leased Property with respect to the conduct of the Business. Neither Seller nor the Company has received any written notice that the Company is in violation of any Applicable Law related to zoning or building occupancy. Neither Seller nor the Company has received written notice or, to the Knowledge of Seller, any other notice of any actual or threatened, eminent domain proceeding or proceeding to change or redefine the zoning classification with respect to the Leased Property.

4.22.         Relationships with Affiliates. Except as set forth on Schedule 4.22, other than in his or her capacity as a director, officer or employee of the Company, as of the Closing Date neither Seller nor any director, officer or employee of Seller or the Company is a party to any contract with, or has any claim or cause of action against, the Company. As of the Closing Date, all liabilities and Indebtedness owed by the Company to Seller have been paid, forgiven or otherwise satisfied in full.

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4.23.         WARN Act. During the five (5) year period preceding the Closing Date, the Company has not affected any “plant closing” or “mass layoff” within the meaning of the WARN Act (U.S.C. Section 201 et. Seq.) or any state equivalent.

4.24.         Brokers and Finders. Except as set forth on Schedule 4.24, neither the Company nor Seller has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker’s, finder’s or similar fee or commission in connection therewith or upon the consummation thereof.

4.25.         No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Company nor Seller, nor any of their respective Representatives, agents, shareholders, or any of the respective Affiliates of any of the foregoing, makes any express or implied representation or warranty.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements contained in this Article V are true and correct as of the date hereof:

5.1.          Organization; Authority.

(a)          Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or formed, and has all requisite power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.

(b)          Buyer has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which it will be a party and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and each of the other Transaction Documents will be duly executed and delivered by Buyer, and this Agreement is, and each other such Transaction Document when so duly executed and delivered by Buyer and, if applicable, Seller, will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject to the Bankruptcy Exception.

5.2.          No Conflict; Required Filings and Consents.

(a)          The execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which it will be a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, do not and will not, (i) conflict with, or result in any violation or breach of, any provision of any Applicable Law or the Governing Documents of Buyer or (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien on or with respect to any material asset of Buyer under any material agreement or contract entered into by Buyer.

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(b)          No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which it will be a party or the consummation by Buyer of the transactions contemplated hereby and thereby.

5.3.          Litigation. There is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Buyer, threatened, against Buyer, and Buyer is not subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity that, in either case, would, individually or in the aggregate, (a) prevent or materially delay the consummation by Buyer of the transactions contemplated by this Agreement beyond the Outside Date or (b) otherwise prevent or materially delay performance by Buyer of any of its material obligations under this Agreement.

5.4.          Brokers and Finders. Buyer shall be solely responsible for any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker’s, finder’s or similar fee or commission in connection therewith or upon the consummation thereof.

5.5.          Buyer Shares. The Buyer Shares, when issued as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

5.6.          Investment Purpose/Accredited Investor. Buyer acknowledges that the Shares are not registered under the Securities Act, and the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to any applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is an accredited investor as that term is defined in the Securities Act, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment.

5.7.          Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller and Company set forth in Articles III and IV of this Agreement and (b) Seller and the Company have not made any representations or warranty as to Buyer, except as expressly set forth in Articles III and IV of this Agreement.

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5.8           No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, Buyer and its Representatives, agents, shareholders, and the Affiliates of the foregoing, make no express or implied representation or warranty.

ARTICLE VI

COVENANTS

6.1.          Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer, Seller shall use commercially reasonable efforts to, and shall cause the Company to use commercially reasonable efforts to: (x) conduct the Business in the ordinary course of business consistent with past practice, and (y) maintain and preserve intact the Business and to preserve the rights, franchises, goodwill and relationships of its employees, customers, distributors, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall use reasonable commercial efforts to:

(a)          cause the Company to preserve and maintain all of its Permits;

(b)          cause the Company to pay its debts, Taxes and other obligations when due;

(c)          cause the Company to maintain the properties and assets owned, operated or used by the Company in the Business in the same general condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)          cause the Company to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law or as contemplated herein;

(e)          cause the Company to perform all of its obligations under all Company Material Contracts;

(f)          cause the Company to maintain its books and records in accordance with past practice;

(g)          cause the Company to comply in all material respects with all applicable Laws; and

(h)          cause the Company not to take any action that would result in a Material Adverse Effect.

6.2.         Efforts to Close. From the date hereof through the Closing Date, each of Seller (on behalf of itself and the Company) and Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to (a) satisfy the conditions precedent to consummation of the transactions contemplated by this Agreement, (b) obtain all consents and approvals or authorizations from third parties as set forth on Schedule 6.2, and (c) cooperate with the Parties hereto in connection with the foregoing.

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6.3.          Corporate Examinations and Investigations. From the date hereof through the Closing Date, Seller shall provide Buyer and its Representatives reasonable access during business hours to the Company and its employees in order to make such investigation of the assets, liabilities, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company, as Buyer may reasonably determine is necessary.

6.4.          Notice of Developments. From the date of the Agreement until the Closing Date, the Company and the Seller will use commercially reasonable efforts to give the Buyer prompt written notice upon becoming aware of any (a) correspondence by the Seller or the Company with the Company’s customer or distributors or with the FDA, (b) any additional information regarding *** in connection with the situation described in the 483’s previously provided to the Buyer, (c) developments in the Seller’s current negotiations regarding a manufacturing agreement with Uman or (d) event or circumstance that could reasonably be expected to result in a breach of, or inaccuracy in, any of the Company’s or the Sellers’ representations and warranties.

6.5.          No Solicitation of Transactions. Prior to the termination of this Agreement, Seller shall not and shall cause the Company and each of their Representatives and Affiliates not to directly or indirectly solicit, encourage, initiate or hold discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any Person (other than Buyer and its Representatives) with respect to a merger, consolidation, sale of a substantial or significant amount of assets, sale of securities or acquisition of beneficial ownership of the Company, liquidation, dissolution or similar transaction or business combination involving or relating to the Company or the Business (each being hereinafter referred to as an “Acquisition Transaction”).

6.6.          Noncompetition and Nonsolicitation. For a period of five (5) years from and after the Closing Date, neither the Seller nor its controlled Affiliates, including any directors, officers or employees while they are employed by the Company, shall engage directly or indirectly in any business that is directly competitive with the Business in the Territory; provided, however, that no owner of less than 5% of the outstanding stock of any publicly-traded corporation will be deemed solely by reason thereof to be so engaged. For a period of five (5) years from and after the Closing Date, the Seller and its controlled Affiliates shall not employ or engage as a consultant any Business Employee. From and after the Closing Date, the Seller agrees that it and its controlled Affiliates, including any directors, officers or employees while they are employed by the Company, will not register or use the Totect trademark anywhere in the world. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.6 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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6.7.          Seller’s Release. Effective as of the Closing, the Seller hereby releases, remises and forever discharges any and all rights and claims that it has had, now has or might now have against the Company.

6.8.          Further Assurances. Seller, on one hand, and Buyer, on the other hand, agree that subsequent to the Closing Date, at the request of the other Party, they will execute and deliver, or cause to be delivered, to the other Party, such further instruments and take such other action as may be necessary or advisable to carry out the Contemplated Transactions if reasonably requested by a Party, in each case at the sole expense of the requesting Party. Following the Closing, the Company will, and Buyer shall cause the Company to, use commercially reasonable efforts to complete the Technology Transfer and achieve FDA Manufacturing Approval, the Primary COGS Milestone and the Secondary COGS Milestone as promptly as possible.

6.9.          Employees. Seller shall use commercially reasonable efforts to cause the current employees of the Company to continue in their employment with the Company through the Closing Date. Buyer agrees that Buyer shall offer such employees salaries and benefits comparable to those salaries and benefits provided to similarly situated employees of Buyer and to evaluate each employee in the same manner that Buyer valuates its own employees.

6.10.         Product Liability and D&O Policy Tail. Prior to the Closing, the Company shall purchase a tail continuation policy for the existing product liability insurance policy, which provides coverage for *** (***) years after the Closing Date. Prior to the Closing Date, the Company shall purchase a tail continuation policy for the existing directors and officers liability policy, which provides for coverage *** (***) years following the Closing Date. Seller shall make available such policies for review by Buyer at or prior to the Closing Date.

6.11.         Resignations. Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of the officers and directors of the Company at or prior to the Closing.

6.12.         Public Announcements. Unless otherwise required by applicable law or stock exchange requirements, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect thereto without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

6.13.         Domain Names. Buyer acknowledges and agrees that it shall not have the right to register Savene.com, Savene.net, Savene.org or Savene.info. Buyer may register only country-level domain names in the Territory incorporating the “SAVENE” trademark.

ARTICLE VII

CONDITIONS PRECEDENT

7.1.          Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below. Buyer may waive any or all of these conditions in whole or in part in writing without prior notice.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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(a)          The representations and warranties set forth in Articles III and Article IV that are qualified by reference to Material Adverse Effect or other materiality or knowledge qualifications shall be true and correct in all respects as of the Closing Date (except those representations and warranties that address matters only as of a specified period, which shall be true and correct in all respects as of such period). All other representations and warranties set forth in Article III and Article IV shall be true and correct in all material respects as of the Closing Date (except those representations and warranties that address matters only as of a specified period, which shall be true and correct in all respects as of such period).

(b)          The Company and Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by each on or before the Closing Date, including the Pre-Closing Transfer.

(c)          Buyer shall have received a certificate, dated the Closing Date, signed by an officer of the Company and an officer of Seller, certifying that the conditions specified in Sections 7.1(a) and 7.1(b) hereof have been fulfilled.

(d)          On the Closing Date, no Order shall be in effect prohibiting consummation of the Contemplated Transactions or which would make the consummation of the Contemplated Transactions unlawful and no Action shall have been threatened or instituted by a Governmental Entity and remain pending against the Company or Seller to restrain, prohibit or unduly delay the Contemplated Transactions beyond the outside Date or that would materially adversely affect the value of the Company.

(e)          All consents, approvals and notices set forth on Schedule 7.1(e) shall have been obtained or given, as applicable, and shall be in full force and effect and without conditions or limitations which restrict the ability of the Parties hereto to carry out the transactions contemplated hereby, and Buyer shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.

(f)          Since the date hereof through the Closing Date, there shall not have been any Material Adverse Effect with regard to the Company or the Business.

(g)          The Pre-Closing Transfer shall have occurred.

(h)          Seller shall have delivered the documents, instruments, certificates and other items identified in Section 2.5(a).

7.2.         Conditions Precedent to the Obligations of Seller and the Company. The obligations of Seller and the Company under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below. Seller may waive any or all of these conditions in whole or in part in writing without prior notice.

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(a)          The representations and warranties set forth in Article V that are qualified by reference to Material Adverse Effect or other materiality or knowledge qualifications shall be true and correct in all respects as of the Closing Date (except those representations and warranties that address matters only as of a specified period, which shall be true and correct in all respects as of such period). All other representations and warranties set forth in Article V shall be true and correct in all material respects as of the Closing Date (except those representations and warranties that address matters only as of a specified period, which shall be true and correct in all respects as of such period).

(b)          Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by each on or before the Closing Date.

(c)          Seller shall have received a certificate, dated the Closing Date, signed by an officer of Buyer, certifying that the conditions specified in Sections 7.2(a) and 7.2(b) hereof have been fulfilled.

(d)          On the Closing Date, no Order shall be in effect prohibiting consummation of the Contemplated Transactions or which would make the consummation of the Contemplated Transactions unlawful and no Action shall have been threatened or instituted by a Governmental Entity and remain pending to restrain, prohibit or unduly delay the Contemplated Transactions beyond the Outside Date.

(e)          Buyer shall have delivered the documents, instruments, certificates and other items identified in Section 2.5(b).

(f)          Buyer shall have executed and delivered to the Seller the Registration Rights Agreement attached as Exhibit F.

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

8.1.         Survival. The representations and warranties of Seller and the Company, on the one hand, and Buyer, on the other hand, contained in this Agreement shall survive until the date that is eighteen (18) months following the Closing Date, referred to herein as the “Survival Period” for such representation or warranty, except the representations and warranties contained in (a) Sections 3.1, 3.2, 3.4, 3.5, 4.1, 4.2, 4.5, 4.14, 5.1, 5.2 and 5.5 (the “Carved-Out Representations and Warranties”) shall survive until the applicable statute of limitations and (b) Sections 4.10, 4.13, and 4.15 shall survive until the date that is twenty-four (24) months following the Closing Date. An Indemnified Party shall not be entitled to make any claim in respect of any representation or warranty after the expiration of the Survival Period, except that any claim initiated by an Indemnified Party prior to the expiration of the Survival Period shall survive until it is settled or resolved pursuant to this Agreement.

8.2.         Indemnification by Seller.

(a)          Subject to the terms and conditions of this Article VIII, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its Affiliates (including, without limitation, following the Closing, the Company), Representatives and assigns (the “Buyer Indemnified Parties”) from and against any and all losses, damages, obligations, liabilities, fines, fees, penalties, interest, awards, judgments and claims of any kind, including reasonable attorneys’ and consultants’ fees and expenses and other reasonable legal costs and expenses incurred in prosecution, investigation, remediation, defense or settlement (“Losses”) resulting from, arising from or relating to:

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(i)          the inaccuracy or any breach of any of the representations or warranties of Seller contained in this Agreement;

(ii)         any breach or failure to perform by Seller of any covenant or agreement contained in this Agreement;

(iii)        any product liability claims arising from Pre-Closing Kits of Product; or

(iv)        any Uncovered Replacement Expense.

(b)          Notwithstanding Section 8.2(a):

(i)          in the case of representations and warranties, Seller shall only be obligated to indemnify Buyer Indemnified Parties under Section 8.2(a)(i) if the aggregate amount of Losses claimed under Section 8.2(a)(i) exceeds *** dollars ($***) (the “Basket Amount”), but only to the extent of such excess;

(ii)         the maximum aggregate indemnification obligation of Seller under Section 8.2(a)(i) shall be limited to *** dollars ($***), except for the Carved-Out Representations and Warranties; and

(iii)        Seller shall not be obligated to indemnify Buyer Indemnified Parties under Sections 8.2(a)(ii) or (iii) to the extent that such Losses arise from the operation of the Company’s business or any actions taken by the Company or Buyer after the Closing (including any termination or modification of the replacement policy or failure to honor such replacement policy or to comply with Applicable Law).

8.3.        Indemnification by Buyer.

(a)          Subject to the terms and conditions of this Article VIII, from and after the Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates, Representatives and assigns (the “Seller Indemnified Parties”) from and against any and all Losses resulting from, arising from or relating to:

(i)          the inaccuracy or any breach of any of the representations or warranties of Buyer contained in this Agreement; or

(ii)         any breach or failure to perform by Buyer of any covenant or agreement contained in this Agreement.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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(b)          Notwithstanding Section 8.3(a):

(i)          in the case of representations and warranties, Buyer shall only be obligated to indemnify Seller Indemnified Parties under Section8.3(a)(i) if the aggregate amount of Losses claimed under Section 8.3(a)(i) exceeds *** dollars ($***) (the “Basket Amount”), but only to the extent of such excess; and

(ii)         the maximum aggregate indemnification obligation of Buyer under Section 8.3(a)(i) shall be limited to *** dollars ($***), except for the Carved-Out Representations and Warranties.

8.4.        Third Party Claims.

(a)          All Third Party Claims (other than any claim with respect to Taxes, which shall be governed by Section 10.1) shall be made in accordance with the following procedures. A Person entitled to indemnification under this Article VIII (an “Indemnified Party”) shall give prompt written notification (a “Third Party Claim Notice”) to the Person obligated to indemnify under such Section (an “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party; provided, that the failure to promptly notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party is prejudiced by the Indemnified Party’s failure to give such notice. Such Third Party Claim Notice shall include a description in reasonable detail of the facts constituting the basis for such Third Party Claim and the amount of the Losses claimed. Within ten (10) Business Days after delivery of such Third Party Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense with counsel reasonably satisfactory to the Indemnified Party of any such Third Party Claim. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense. If the Indemnifying Party assumes the defense of a Third Party Claim, then no compromise or settlement of such Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party’s consent, which shall not be unreasonably withheld or delayed. If notice is given to an Indemnifying Party of the assertion of any Third Party Claim and the Indemnifying Party does not, within ten (10) Business Days after the Indemnified Party’s notice is given, give notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Third Party Claim, then the Indemnified Party may control such defense provided that the Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld or delayed.

(b)          Notwithstanding the foregoing, the Indemnifying Party will not be entitled to assume (or retain, as applicable) control of such defense if (i) the claim for indemnification relates to or arises in connection with any criminal Action, indictment or allegation against the Indemnified Party, or (ii) the Indemnifying Party fails to vigorously and continuously prosecute or defend such claim in good faith or fails to begin such prosecution or defense in a timely manner.

(c)          Each Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein, and each Party agrees that process may be served on such Party with respect to such a claim anywhere in the world.

*** Confidential Information, indicated by [***], has been omitted by this filing and filed separately with the Securities and Exchange Commission.

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(d)          With respect to any Third Party Claim subject to indemnification under this Article VIII: (i) both the Indemnified Party and the Indemnifying Party, as the case may be, shall keep the other Person fully informed of the status of such Third Party Claim and any related Actions at all stages thereof where such Person is not represented by its own counsel and shall consider recommendations made by the other Party with respect thereto, (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim and (iii) the Parties agree to use commercially reasonable efforts to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges of the other Party.

8.5.        Procedure for Claims Not Involving Third Parties. An Indemnified Party wishing to assert a claim for indemnification under this Article VIII that does not involve a Third Party Claim shall deliver to the Indemnifying Party a written notice which contains (i) a description and the amount of any Losses, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VIII and a reasonable explanation of the basis therefor and (iii) a demand for payment in the amount of such Losses.

8.6.        No Bar; Losses; Effect on Indemnity.

(a)          Except with respect to claims (i) relating to the failure by the Buyer to issue Milestone Shares to the extent required to do so pursuant to Section 2.2, (ii) for equitable relief made with respect to breaches of any covenant or agreement contained in this Agreement or (iii) arising from or based on fraud, the Parties hereto acknowledge and agree that the remedies provided for in this Agreement shall be the Parties’ sole and exclusive remedy with respect to the subject matter of this Agreement.

(b)          Notwithstanding anything to the contrary contained in this Agreement, in respect of any Losses for which Buyer is entitled to indemnification under Section 8.2(a), Buyer seek recovery by first reducing in good faith the Holdback Amount by the amount of such Losses and then by setting off in good faith against the Milestone Payments then owing for any Losses in excess of the Holdback Amount prior to seeking indemnification directly from Seller.

(c)          In no event shall any Indemnifying Party be responsible or liable for any punitive, incidental, consequential, special or indirect damages, including Losses or other amounts under this Article VIII that are in the nature of punitive damages or damages calculated as or based upon any type of multiple.

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(d)          The amount of Losses recoverable by an Indemnified Party under this Article VIII shall be reduced by the amount of (i) any insurance payment received by such Indemnified Party with respect to such indemnity claim and (ii) any Tax benefit actually realized or realizable by the Indemnified Party (or any Affiliate) as a result of such Losses. An Indemnified Party shall use reasonable commercial efforts to pursue all insurance claims to which it is reasonably likely to be entitled in connection with any Losses it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Losses or any indemnification obligations with respect to Losses. The Indemnified Party, in respect of any Tax benefit associated with any claim for Losses for which it has already been indemnified by the Indemnifying Party, shall pay to the Indemnifying Party, within thirty (30) days, an amount equal to the excess of (i) the amount previously received by the Indemnified Party under this Article VIII with respect to such claim plus the amount of the Tax benefit, over (ii) the aggregate amount of Losses incurred by the Indemnified Party with respect to such claim. If an Indemnified Party receives any insurance payment in connection with any claim for Losses for which it has already been indemnified by the Indemnifying Party, it shall pay to the Indemnifying Party, within thirty (30) days of receiving such insurance payment, an amount equal to the excess of (i) the amount previously received by the Indemnified Party under this Article VIII with respect to such claim plus the amount of the insurance received payments (net of costs of collection including deductibles), over (ii) the aggregate amount of Losses incurred by the Indemnified Party with respect to such claim.

8.7.        No Circular Recovery. Notwithstanding anything to the contrary in this Agreement, the Seller hereby agrees that it will not make any claim for indemnification against the Buyer, any Buyer Indemnified Person or the Company by reason of the fact that Seller was a controlling person, director, employee or representative of the Company with respect to any claim brought by a Buyer Indemnified Person against any Seller relating to this Agreement or any of the transactions contemplated hereby or that is based on any facts or circumstances that form the basis for an indemnification claim by a Buyer Indemnified Person hereunder.

8.8.        Tax Treatment. Indemnification payments made hereunder shall be treated by all Parties as adjustments to the Purchase Price for Tax purposes unless otherwise required by Applicable Law.

ARTICLE IX

TERMINATION

9.1.        Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a)          Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)          Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if the Closing shall not have occurred on or before December 31, 2011 (the “Outside Date”), or such later date as the Parties may agree in writing, by reason of the failure of any condition precedent under Article VII hereof or if any such condition becomes impossible to fulfill (in each case, unless the failure or impossibility results primarily from a material breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement); or

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(c)          Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if the Closing shall not have occurred on or before the Outside Date, or such later date as the parties may agree in writing, by reason of the failure of any condition precedent under Article VII hereof or if any such condition becomes impossible to fulfill (in each case, unless the failure or impossibility results primarily from a material breach by Seller or the Company of any representation, warranty, covenant or agreement contained in this Agreement).

9.2.        Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that: (a) none of the Parties shall be relieved of any obligation or liability arising from any prior material breach by such Party of any representation and warranty, or any willful breach by such Party of any covenant or obligation, contained in this Agreement; and (b) the Parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Article XI.

ARTICLE X

Tax Matters

10.1.        Tax Returns. Seller shall, at its own expense, prepare, or cause to be prepared and the Company shall file, all income Tax Returns (or amended income Tax Returns) of the Company for all taxable periods ending prior to or on the Closing Date that are required to be filed after the Closing Date. Any such income Tax Returns prepared by Seller shall be prepared in a manner consistent with past practices of the Company (except as required by Applicable Law). Forty-five (45) days prior to the due date for any such income Tax Return (or forty-five (45) days prior to the filing of any amended Tax Return), Seller will provide to Buyer a copy of such income Tax Return or amended Tax Return for Buyer’s written approval, and Seller shall incorporate any comments timely provided in writing by Buyer provided they are not inconsistent with prior practice and there is a reasonable basis therefore. Seller shall timely pay, or cause to be paid, any Taxes shown as due on such income Tax Returns, except to the extent that any such Taxes are “338 Taxes” as defined in Section 10.3 hereof. For purposes of the foregoing, comments provided.

10.2.        Overlap Periods. In the case of any taxable period beginning on or before the Closing Date and ending after the Closing Date (an “Overlap Period”), Buyer shall, at its own expense, prepare and file, or cause to be prepared and filed, all Tax Returns (or amended Tax Returns) of the Company. Such Tax Returns shall be prepared in a manner consistent with past practices of the Company (except as required by Applicable Law) during the taxable periods (or portions thereof) ending on or prior to the Closing Date (the “Pre-Closing Periods”). Thirty (30) days prior to the due date for any such income Tax Return (or thirty (30) days prior to the filing of any amended Tax Return), Buyer will provide to Seller a copy of such amended Tax Return or pro-forma income Tax Return and Buyer shall incorporate therein reasonable comments timely provided in writing by Seller. For purposes of the foregoing, comments provided on or before the earlier to occur of (i) thirty (30) days after delivery of such income Tax Return or amended Tax Return by Buyer to Seller and (ii) seven (7) days prior to the due date for any such income Tax Return or amended Tax Return, shall be considered timely.

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10.3.        Apportionment of Taxes. For purposes of apportioning liability for Taxes in connection with any Overlap Period: (i) in the case of Taxes based upon or related to income or receipts, the amount of any such Taxes allocable to the portion of the taxable period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date; and (ii) in the case of Taxes other than Taxes described in clause (i), the amount of such Taxes allocable to the portion of the taxable period ending on the Closing Date shall be the product of (x) the amount of such Taxes for the entire period and (y) a fraction the numerator of which is the number of calendar days in the portion of the taxable period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period; provided, that notwithstanding any other provision in this Agreement to the contrary, Buyer shall be solely responsible for any Taxes arising from or relating to any election under Section 338 (or comparable state, local or foreign law), shall promptly discharge any such Taxes when due, and shall reimburse, indemnify and hold harmless Seller from any such Taxes (the “338 Taxes”).

10.4.        Audits. If an audit is commenced, an adjustment is proposed or any other claim is made by any Governmental Entity with respect to a Tax period or a portion thereof ending on or before the Closing Date for which there could be grounds for indemnification against Seller under Article VIII, then Buyer or the Company shall promptly notify Seller of such audit, proposed adjustment or claim. Such notice shall contain factual information (to the extent known to Buyer or its Affiliates) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Governmental Entity in respect of any such asserted Tax liability. The failure to give Seller prompt notice of an asserted Tax liability as required by this Section 10.4 shall not relieve Seller of any obligation to indemnify for any loss arising out of such asserted Tax liability, except to the extent that Seller shall have been actually prejudiced as a result of such failure. Seller may elect to direct and control at its own cost, through counsel of its own choosing, any such audit, proposed adjustment or claim. If Seller elects to direct such audit, proposed adjustment or claim, Seller shall promptly notify Buyer of its intent to do so. In such case, Seller shall not settle or compromise any asserted liability without prior written consent of Buyer, which consent shall not be unreasonably withheld. If Seller elects not to direct such audit, proposed adjustment or claim, Buyer shall control such audit, proposed adjustment or claim at its own expense. However, in such case, Buyer may not settle or compromise any asserted liability without prior written consent of Seller.

10.5.        Cooperation. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of all Tax Returns and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and the provision of records and information reasonably relevant to any such audit, litigation or other proceeding, and the provision of powers of attorney. Buyer and Seller further agree to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

10.6.        Tax Refunds. Any refund of Taxes that relates to a Tax period or a portion thereof ending on or before the Closing Date shall be paid over to Seller within ten (10) days after receipt thereof by Buyer, the Company or any Affiliate thereof, net of any reasonable third party expenses incurred by Buyer, the Company or any Affiliate thereof (including any Tax reasonably expected to be imposed on the receipt or accrual of such refund).

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10.7.        Amended Tax Returns. Buyer, the Company or any Affiliate thereof shall not amend any Tax Return of the Company for any Tax period or a portion thereof ending on or before the Closing Date unless otherwise required by Applicable Law, in which case Buyer shall promptly, but in any event no later than thirty (30) days prior to filing such amended Tax Return, notify Seller of any such requirement and shall cooperate with Seller in good faith to avoid the filing of such amended Tax Return to the extent permitted by Applicable Law.

ARTICLE XI

MISCELLANEOUS

11.1.        Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) by personal delivery, (ii) upon transmission by facsimile machine if a confirmation sheet is emitted from such machine, (iii) upon delivery by a nationally-recognized overnight courier service, or (iv) if mailed, certified or registered mail (return receipt requested), postage prepaid, each to the other Party at the following address (or at such other address as shall be given in writing by any Party to the other in accordance with these provisions):

(a)          If to Buyer, prior to December 21, 2011:

Apricus Biosciences, Inc.

6330 Nancy Ridge Drive, Suite 103

San Diego, California 92121
Attention: General Counsel
Facsimile No.: (858) 866-0482

If to Buyer, after December 21, 2011:

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130
Attention: General Counsel
Facsimile No.: (858) 866-0482

(b)          If to Seller to:

TopoTarget A/S
Symbion Science Park
Fruebjergvej 3
2100 København Ø (Copenhague)
Denmark
Attention: Chief Executive Officer
Facsimile No.: +45 39 17 94 92

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With a copy to:

Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006
United States
Attention: David E. Schulman
Facsimile No.: +1 202 261 3333

(c)          If to Company to:

TopoTarget USA, Inc.
100 Enterprise Drive

Rockaway, New Jersey 07866
Attention: Chief Executive Officer
Facsimile No.:

With a copy to:

Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006
United States
Attention: David E. Schulman
Facsimile No.: +1 202 261 3333

11.2.        Expenses. Except as otherwise expressly provided herein, the Parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants and independent accountants) incurred in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

11.3.        Conflict; Construction of Documents. In the event of any conflict between the provisions of the Transaction Documents, the provisions of this Agreement shall prevail.

11.4.        Assignability; Successors and Assigns. Neither this Agreement nor any of the rights or obligations of the Parties hereunder may be assigned by any Party without the prior written consent of the other Party. Any attempted assignment or delegation in contravention hereof shall be null and void. Subject to the foregoing, this Agreement and all rights and powers granted and obligations created hereby will bind and inure to the benefit of the Parties hereto and their respective successors and assigns.

11.5.        Governing Law. This Agreement and all agreements, documents and instruments delivered pursuant hereto or incorporated herein, unless otherwise expressly provided therein, shall be governed by and construed in accordance with the laws of New York, without regard to its conflict of laws provisions.

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11.6.        Submission to Jurisdiction. Each of the Parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of any state or federal court sitting in the State of New York, County of New York, including the federal district court for the Southern District of New York, in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party hereto may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.1. Nothing in this Section 11.6, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

11.7.        Headings. The headings preceding the text of the Sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. All words used in this Agreement will be construed to be of such gender or number as the context may require.

11.8.        Amendment and Waiver. The Parties may by mutual agreement amend this Agreement in any respect, and any Party, as to such Party, may (a) extend the time for the performance of any of the obligations of any other Party; and (b) waive (i) any inaccuracies in warranties by any other Party, (ii) compliance by any other Party with any of the agreements contained herein and performance of any obligations by such other Party, and (iii) the fulfillment of any condition that is precedent to the performance by such Party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the Party against whom enforcement of the same is sought.

11.9.        Entire Agreement. This Agreement, the Exhibits and the Schedules together with any other documents which this Agreement expressly requires shall be signed shall constitute the entire understanding and agreement between the Parties to it in relation to the subject matter of this agreement and shall together supersede all previous agreements among the Parties in relation to the same subject matter.

11.10.       Publicity. Any public announcements or similar publicity with respect to this Agreement and the transactions contemplated hereunder shall be subject to mutual agreement of the Parties hereto, except as required by Applicable Law, regulation or relevant stock exchange, in the opinion of counsel.

11.11.       Counterparts. This Agreement may be executed in three (3) counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or .pdf transmission.

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11.12.       No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person or entity other than the Parties signatory hereto (and successors and assigns permitted under Section 11.4) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

11.13.       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

11.14.       Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

11.15.       Disclosure Schedules. The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered sections contained in Article IV and in such a way that it is reasonably apparent which section such disclosure is intended to qualify and the disclosure with respect to a representations and warranties contained in Article III and Article IV shall qualify any other representations and warranties in Article III and Article IV to the extent that it is reasonably apparent on the face of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment that such information is required by the terms hereof to be disclosed, is material, or is outside the ordinary course of business.

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

TOPOTARGET A/S

BY:	/s/ francois martelet
NAME:	Francois Martelet
TITLE:	CEO

TOPOTARGET USA, INC.

BY:	/s/ francois martelet
NAME:	Francois Martelet
TITLE:	CEO

APRICUS BIOSCIENCES, Inc.

BY:	/s/ bassam damaj
NAME:	Bassam Damaj, Ph.D.
TITLE:	President & CEO